Exhibit (d)(18)

AMENDMENT NO. 17

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent Mutual Funds)

Thrivent Mutual Funds (“TMF”) and Thrivent Asset Management, LLC (“TAM”) hereby agree that the Investment Advisory Agreement dated January 1, 2006, as amended, between TMF and TAM (the “Agreement”) is hereby amended to reflect that effective February [  ], 2020, Thrivent Mid Cap Growth Fund and Thrivent Mid Cap Value Fund shall each be deemed a “Fund” under the terms of the Agreement. A revised Exhibit A is attached hereto.

THRIVENT MUTUAL FUNDS

By:
David S. Royal
President and Chief Investment Officer

THRIVENT ASSET MANAGEMENT, LLC

By:
Gerard V. Vaillancourt
Vice President, Chief Financial Officer and Treasurer

EXHIBIT A

TO

THRIVENT MUTUAL FUNDS INVESTMENT ADVISORY AGREEMENT

Dated February [  ], 2020

1.	Thrivent Aggressive Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.75% of the first $500 million of average daily net assets, 0.725% of the next $1.5 billion of average daily net assets, 0.70% of the next $3 billion of average daily net assets, 0.675% of the next $5 billion of average daily net assets, and 0.65% of average daily net assets over $10 billion. For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Fund as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

2.	Thrivent Moderately Aggressive Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.70% of the first $500 million of average daily net assets, 0.675% of the next $1.5 billion of average daily net assets, 0.65% of the next $3 billion of average daily net assets, 0.625% of the next $5 billion of average daily net assets, and 0.60% of average daily net assets over $10 billion. For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Fund as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

3.	Thrivent Moderate Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.65% of the first $500 million of average daily net assets, 0.625% of the next $1.5 billion of average daily net assets, 0.60% of the next $3 billion of average daily net assets, 0.575% of the next $5 billion of average daily net assets, and 0.55% of average daily net assets over $10 billion. For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Fund as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

4.	Thrivent Moderately Conservative Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.60% of the first $500 million of average daily net assets, 0.575% of the next $1.5 billion of average daily net assets, 0.55% of the next $3 billion of average daily net assets, 0.525% of the next $5 billion of average daily net assets, and 0.50% of average daily net assets over $10 billion. For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Fund as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

5.	Thrivent Small Cap Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.700% of the first $200 million of average daily net assets, 0.650% of the next $800 million of average daily net assets, 0.600% of the next $1.5 billion of average daily net assets, 0.550% of the next $2.5 billion of average daily net assets, and 0.525% of average daily net assets over $5 billion.

6.	Thrivent Mid Cap Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.700% of the first $200 million of average daily net assets, 0.650% of the next $800 million of average daily net assets, 0.600% of the next 1.5 billion of average daily net assets, 0.550% of the next $2.5 billion of average daily net assets, and 0.525% of average daily net assets over $5 billion.

7.	Thrivent International Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.700% of the first $250 million of average daily net assets, 0.650% of the next $750 million of average daily net assets, 0.625% of average daily net assets of the next $500 million, and 0.600% of average daily net assets over $1.5 billion.

8.	Thrivent Large Cap Growth Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.700% of the first $500 million of average daily net assets, 0.675% of the next $500 million of average daily net assets, 0.650% of the next $1.5 billion of average daily net assets, 0.600% of the next $2.5 billion of average daily net assets, and 0.575% of average daily net assets over $5 billion.

9.	Thrivent Large Cap Value Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.450% of average daily net assets.

10.	Thrivent Global Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.650% of the first $500 million of average daily net assets, 0.575% of the next $500 million of average daily net assets, 0.500% of the next $1 billion of average daily net assets, 0.475% of the next $500 million of average daily net assets, 0.450% of the next $2.5 billion of average daily net assets, and 0.425% of average daily net assets over $5 billion.

11.	Thrivent Balanced Income Plus Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.550% of the first $500 million of average daily net assets, 0.500% of the next $500 million of average daily net assets, 0.475% of the next $1.5 billion of average daily net assets, 0.450% of the next $2.5 billion of average daily net assets, and 0.425% of average daily net assets over $5 billion.

12.	Thrivent High Yield Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.400% of the first $500 million of average daily net assets, 0.350% of the next $500 million of average daily net assets, and 0.300% of average daily net assets over $1 billion.

13.	Thrivent Diversified Income Plus Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.550% of the first $1 billion of average daily net assets, and 0.500 of average daily net assets over $1 billion.

14.	Thrivent Municipal Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.450% of the first $500 million of average daily net assets, 0.400% of the next $500 million of average daily net assets, 0.350% of the next $1.5 billion of average daily net assets, 0.325% of the next $2.5 billion of average daily net assets, and 0.300% of average daily net assets over $5 billion.

15.	Thrivent Income Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.350% of the first $500 million of average daily net assets, 0.325% of the next $500 million of average daily net assets, and 0.300% of average daily net assets over $1 billion.

16.	Thrivent Opportunity Income Plus Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.450% of the first $500 million of average daily net assets, 0.400% of the next $500 million of average daily net assets, 0.375% of the next $1.5 billion of average daily net assets, 0.350% of the next $2.5 billion of average daily net assets, and 0.325% of average daily net assets over $5 billion.

17.	Thrivent Government Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.400% of the first $500 million of average daily net assets and 0.350% of average daily net assets over $500 million.

18.	Thrivent Limited Maturity Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.300% of the first $500 million of average daily net assets, 0.275% of the next $500 million of average daily net assets, and 0.250% of average daily net assets over $1 billion.

19.	Thrivent Money Market Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.350% of average daily net assets.

20.	Thrivent Low Volatility Equity Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.600% of the first $100 million of average daily net assets and 0.500% of average daily net assets over $100 million.

21.	Thrivent Multidimensional Income Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.550% of the first $100 million of average daily net assets and 0.500% of average daily net assets over $100 million.

22.	Thrivent High Income Municipal Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.500% of the first $500 million of average daily net assets and 0.450% of average daily net assets over $500 million.

23.	Thrivent Small Cap Growth Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.800% of the first $200 million of average daily net assets and 0.750% of average daily net assets over $200 million.

24.	Thrivent Mid Cap Growth Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.750% of the first $200 million of average daily net assets and 0.700% of average daily net assets over $200 million.

25.	Thrivent Mid Cap Value Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.750% of the first $200 million of average daily net assets and 0.700% of average daily net assets over $200 million.